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                                                                    EXHIBIT 23.1

                        CONSENT OF PANNELL KERR FORSTER

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of JAKKS Pacific, Inc. of our report dated February 16, 2001, except note 18, for which the date is March 26, 2001, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000 and to the incorporation by reference of our report in any registration statement relating to the offering to which this Registration Statement relates filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

     We also hereby consent to the reference to our firm as Experts in the Registration Statement.

                                          /s/ PANNELL KERR FORSTER
                                          --------------------------------------
                                          Pannell Kerr Forster
                                          Certified Public Accountants
                                          A Professional Corporation

Los Angeles, California
February 28, 2002